Exhibit 9.3

FORM OF SECOND AMENDMENT AGREEMENT TO THE TRUST AGREEMENT

SECOND AMENDMENT AGREEMENT (the "Agreement") TO THE TRUST AGREEMENT DATED JUNE 14, 2000 AND AMENDED ON DECEMBER 21, 2005 (THE “TRUST AGREEMENT”), ENTERED INTO BY AND AMONG SERVICIOS DE TECNOLOGÍA AEROPORTUARIA, S.A. DE C.V. (FORMERLY OPERADORA MEXICANA DE AEROPUERTOS, S.A. DE C.V.) (THE “STRATEGIC PARTNER”) AS TRUSTOR—BENEFICIARY, GRUPO AEROPORTUARIO DEL CENTRO NORTE, S.A. DE C.V. (THE “CONTROLLING COMPANY”), AS SECOND BENEFICIARY AND BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C., DIVISIÓN FIDUCIARIA (THE “TRUSTEE”), AS TRUSTEE, ENTERED INTO BY THE STRATEGIC PARTNER, REPRESENTED BY LUIS ZARATE ROCHA, THE TRUSTEE REPRESENTED BY CARLOS FLORES SALINAS AND THE CONTROLLING COMPANY REPRESENTED BY RUBEN LOPEZ BARRERA, PURSUANT TO THE FOLLOWING DEFINITIONS, PRECEDENTS, REPRESENTATIONS AND CLAUSES.

DEFINITIONS

Capitalized terms defined and used in the Trust Agreement and in the Participation Agreement and its exhibits entered into on June 14, 2000, and amended on December 21, 2005 (the “Participation Agreement”), as amended by the Amendment Agreement entered on the date hereof by the SCT, the corporations of Grupo Aeroportuario, the Strategic Partner and the Partners of the Strategic Partner, among other parties, shall have the same meaning in this Agreement as assigned to such terms therein, unless they are defined otherwise herein.

PRECEDENTS

1.             On June 14, 2000, the Strategic Partner and the Partners of the Strategic Partner entered into a Participation Agreement with the Federal Government, Nafin, the Trustee, and Grupo Aeroportuario, in which certain rights and obligations were established related to the participation of the former in the administration of the Assigned Airports, amongst them, the obligation of entering into the Trust Agreement.

2.             On June 14, 2000, the Trust Agreement referred to in the Preamble of the Agreement was entered by the parties, pursuant to the Participation Agreement.

3.             On December 21, 2005, an Amendment Agreement to the Trust Agreement was entered, in order to grant the Strategic Partner the right to instruct the Trustee in the voting of all shares in the Share Package and the Optional Shares.

4.             On June 13, 2006, the Strategic Partner notified the Controlling Company its intention to exercise pursuant to the Option Agreement an option in its favor in order to subscribe for up to 2% of the Series B, Class II shares, representatives of the capital stock of the Controlling Company (hereinafter the “Option Exercise”).

5.             On August 28, 2006, an ordinary and extraordinary shareholders meeting of the Controlling Company was held, during which, among others issues, the following were approved: (i) the Option Exercise, (ii) the subscription for the Optional Shares related to of the Option Exercise by the Strategic Partner and (iii) the conversion of such shares of the variable capital stock (Class II) into fixed capital (Class I).

6.             On September 5, 2006, the Strategic Partner paid for the Optional Shares subject to the Option Exercise.

REPRESENTATIONS

I.          The Strategic Partner, through its representative, hereby states that:

1.     It is a corporation duly organized under the laws of Mexico, as evidenced in public deed number 79,502, dated June 9, 2000, granted before Mr. Armando Gálvez Pérez Aragon, Notary Public number 103 of the Federal District, duly registered in the Public Registry of Commerce of the Federal District under mercantile folio number 267940, on October 13, 2000.

2.     Acknowledges having entered into, on June 14, 2000, the Participation Agreement and the Trust Agreement, as well as the related amendment agreements dated December 21, 2005.

3.     Acknowledges the need to amend the Trust Agreement, as a result of: the Option Exercise and (ii) the subscription and payment by the Strategic Partner for the Optional Shares.

4.     By entering the present Agreement, it is hereby authorizing, pursuant to section 13.2 of the Trust Agreement, all amendments agreed to herein to the Trust Agreement.

5.     Its representative is duly authorized to execute this Agreement on its behalf, as evidenced in public deed number 991, granted on December 20, 2005, before Mr. Jesús Salazar Venegas, Notary Public number 29 of Monterrey, Nuevo León, duly registered in the Public Registry of Commerce of Monterrey, Nuevo Leon.

II.         The Controlling Company, through its representative, hereby states that:

1.     It is a corporation duly organized under the laws of Mexico, as evidenced in public deed number 44,355, dated May 28, 1998, granted before Mr. Emiliano Zubiría Maqueo, Notary Public number 25 of the Federal District, the first official copy of the public instrument being duly registered in the Public Registry of Commerce of the Federal District on June 25, 1998, under the mercantile folio number 238749.

2.     Acknowledges having entered into, on June 14, 2000, the Participation Agreement and the Trust Agreement, as well as the related amendment agreements dated December 21, 2005.

3.     By entering the present Agreement, it is hereby authorizing, pursuant to section 13.2 of the Trust Agreement, all amendments agreed to herein to the Trust Agreement.

4.     Its representative is duly authorized to execute this Agreement on its behalf, as evidenced in public deed number 10,485, granted on February 6, 2003, before Mr. Jesús Salazar Venegas, Notary Public number 63 of Monterrey, Nuevo León, duly registered in the Public Registry of Commerce of Monterrey, Nuevo León on January 27, 2004, under the mercantile folio number 238749.

III.       The Trustee, through its representative, hereby declares that:

1.     In terms of its “Ley Orgánica” or Organiz Law, it is authorized to execute trust operations in accordance with its bylaws and the Law of Credit Institutions.

2.     Executes this Agreement, for the purpose of knowing the scope of its obligations as Trustee under the Trust Agreement.

3.     Acknowledges the need to amend the Trust Agreement as a result of (i) the Option Exercise and (ii) the subscription and payment for the Optional Stock by the Strategic Partner.

4.     Through the execution of this Agreement authorizes, in terms of the Section 13.2 of the Trust Agreement, the amendments carried out hereto to the Trust Agreement.

5.     Its representative is duly authorized to execute this Agreement on its behalf as evidenced in public deed number 32,541, dated on January 14, 1997, granted before Mr. Maximino García Cueto, Notary Public number 14 of the Federal District, same that is duly registered in the Public Registry of Commerce of the Federal District.

Based on the foregoing, the parties hereto execute this Amendment Agreement to the Trust Agreement in accordance with the following:

CLAUSES

FIRST. Pursuant to Section 13.2 of the Trust Agreement and as a result of the Option Exercise, the parties hereby agree to amend the following sections of the Trust Agreement:

1.     The term “Voting Shares” is hereby removed from the section of definitions, as well as any reference made to such term in the Trust Agreement, in any of the Transaction Documents or in any other documents. As of the date hereof, it will not be applicable to any of the parties and thus any rights, obligations, conditions and/or restrictions contemplated in or arising from such term in the Trust Agreement will be void, since such shares were converted into Trustee Shares.

2.     Paragraph (c) of Section 2.2, is hereby amended, in order to state as follows:

        “(c) that the trustee exercises, on its own or through any appointed attorney-in-fact, the voting rights related to the Trustee Shares in any shareholders’ meeting of the Controlling Company, as well as any other corporate rights corresponding to the Trustee Shares in the manner instructed to it in writing by the Settler-Beneficiary in accordance with section 5.2 of this Agreement, or, as the case may be, exercises such voting rights by means of a unanimous written consent of the shareholders of the Controlling Company in the manner instructed by the Settler-Beneficiary.”

3.     Paragraph (h) of Section 2.2, it is hereby removed, as well as any reference made to such section in the Trust Agreement, in any of the Transaction Documents or in any other documents. As of the date hereof, it will not be applicable to any of the parties and any rights, obligations, conditions and/or restrictions contemplated in or arising from such Section 2.2 (h) of the Trust Agreement will be void, and such will not be applicable in accordance with the terms of the by-laws of the Controlling Company and the Securities Market Law.

4      Section 4.5 it is hereby amended, in order for it to state as follows:

        “In the event that the Waiting Periods provided under Section 4.2 (a) and (b) have ended, or in the event that any of the exceptions provided in Section 4.2 (c) took place, the Trustee, at the request of the Settler-Beneficiary, shall surrender the corresponding Trustee Shares to the Controlling Company for conversion into Series “B” Shares and their further transfer to the new purchaser.”

5.     Section 5.2.1 shall state as follows:

“Within 10 (ten) business days following the publication of any call for a general shareholders’ meeting of the Controlling Company, the Settler-Beneficiary must ask the Trustee to grant a proxy letter, in order for the person or persons appointed by the Settler-Beneficiary to attend to such meeting and vote the Trustee Shares in the manner they consider convenient. In the event that 100% (hundred per cent) of the capital stock is present at a shareholders' meeting, the Settler-Beneficiary shall instruct the Trustee how to vote such Shares.

6.     Section 5.4 it is hereby removed, as well as any reference made to such section in the Trust Agreement, in any of the Transaction Documents or in any other documents. As of the date hereof, it will not be applicable to any of the parties and any rights, obligations, conditions and/or restrictions contemplated in or arising from such Section 5.4 will be void, as a result of the Strategic Partner completing the Execution of the Option.

SECOND. Except for the amendments to the Trust Agreement set forth in this Agreement, the Trust Agreement is hereby ratified in all its terms; therefore all the provisions of the Trust Agreement that are not amended herein, shall have the same validity and effects as provided in the Trust Agreement. The parties acknowledge that the amendments set forth in this Agreement do not constitute a novation of the Trust Agreement.

THIRD. The present Agreement is subject to the condition subsequent that (i) the National Banking and Securities Commission grant authorization for the registration of Series “B” shares, representative of the social stock of the Corporation in the Mexican National Securities Registry and the current Special Section of such registry; or (ii) the public offer of such shares is not issued in México through the Mexican Stock Exchange and, as the case may be, in the United States of America and any other country abroad in terms presented by the President in paragraph III of the Agenda, in either case, no later than March 31, 2007.

FOURTH. This Agreement shall be governed by and construed according to the federal laws of the United Mexican States and the parties to this Agreement hereby expressly and irrevocably submit to the jurisdiction of the competent courts of Mexico City, Federal District, United Mexican States, waiving the right to any other jurisdiction to which they may be entitled by reason of their present or future domicile or otherwise.

In witness whereof, and being the parties being aware of the validity and legal scope of this Agreement, this Agreement is executed on November    , 2006.

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[Signature Page]

Amendment Agreement to the Trust Agreement dated as of November    , 2006.

Grupo Aeroportuario del Centro Norte, S.A. de C.V.

By: [Rubén López Barrera]
Legal Representative

[Signature Page]

Amendment Agreement to the Trust Agreement dated as of November    , 2006.

Servicios de Tecnología Aeroportuaria, S.A. de C.V.

By: [Luis Zarate Rocha]
Legal Representative

[Signature Page]

Amendment Agreement to the Trust Agreement dated as of November    , 2006.

Banco Nacional de Comercio
Exterior, S.N.C., as trustee of the Trust executed on June 14, 2000 with the Strategic Partner and the
Controlling Company

By: [Carlos Flores Salinas]
Legal Representative